As filed with the Securities and Exchange Commission on March 18, 2002

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

POLARIS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Minnesota (state or other jurisdiction of incorporation or organization)	41-1790959 (I.R.S. Employer Identification Number)

_______________

2100 Highway 55
Medina, Minnesota 55340
(Address, including zip code, of registrant’s principal executive offices)

_______________

POLARIS INDUSTRIES INC. 1995 STOCK OPTION PLAN
POLARIS INDUSTRIES INC. 1996 RESTRICTED STOCK PLAN
(Full title of the plan)
_______________

Michael W. Malone, Vice President-Finance,
Chief Financial Officer, and Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
(753) 542-0500
(Name, address, including zip code and telephone number, including area code, of agent for service)
_______________

Copy to:
James C. Melville
Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 375-1138

CALCULATION OF REGISTRATION FEE
EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS
Opinion of Kaplan, Strangis and Kaplan, P.A.
Consent of Arthur Andersen LLP
Power of Attorney

CALCULATION OF REGISTRATION FEE

Title of Securities to	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
be Registered	Registered(1)	Offering Price per	Aggregate Offering	Registration Fee
		Share (2)	Price

1995 Stock Option Plan:
Common Stock	1,750,000 shares	$63.90	$111,825,000	$10,287.90
Par Value $.01

1996 Restricted Stock Plan:
Common Stock	550,000 shares	$63.90	$35,145,000	$3,233.34
Par Value $.01

     (1)  This Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of additional shares of Common Stock, $.01 par value (the “Common Stock”) of Polaris Industries Inc. (the “Registrant”) that may be necessary to adjust the number of shares of the Registrant’s Common Stock reserved for issuance under the Polaris Industries Inc. 1995 Stock Option Plan and the Polaris Industries Inc. 1996 Restricted Stock Plan as the result of any future stock split, stock dividend, or similar adjustment of the outstanding Common Stock of the Registrant in accordance with Rule 416 under the Securities Act of 1933, as amended.

     (2)  Estimated by the Registrant solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and is based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 14, 2002.

EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Act”), this Registration Statement is filed to register additional shares of the common stock, par value $.01 per share (“Common Stock”) of Polaris Industries Inc., a Minnesota corporation (the “Registrant”), as follows:

•	1,750,000 additional shares of Common Stock reserved for issuance upon the exercise of stock options granted under the Polaris Industries Inc. 1995 Stock Option Plan, as amended and restated (the “1995 Plan”); and

•	550,000 shares of Common Stock of the Registrant reserved for the issuance of restricted stock awards granted under the Polaris Industries Inc. 1996 Restricted Stock Plan, as amended and restated (the “1996 Plan”).

     On June 12, 1995, the Registrant filed a Registration Statement on Form S-8 (Registration No. 033-60157) to register 900,000 shares of its Common Stock reserved for issuance under the 1995 Plan; pursuant to Rule 416 of the Act, as the result of a 50% share dividend declared subsequent to the original filing, 450,000 additional shares, or an aggregate of 1,350,000 shares, of Common Stock are covered by the Registration Statement filed on June 12, 1995. On June 7, 1996, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-05463) to register 500,000 shares of the Registrant’s Common Stock reserved for issuance under the 1996 Plan (collectively, the “Prior Registration Statements”). The Registrant’s Prior Registration Statements are currently effective and the content thereof is incorporated herein by reference.

Item 8. Exhibits.

     The following Exhibits are filed as part of this Registration Statement:

4.1	Polaris Industries Inc. 1995 Stock Option Plan, as amended and restated, incorporated by reference to Annex B to Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 23, 2001.

4.2	Polaris Industries Inc. 1996 Restricted Stock Plan, as amended and restated, incorporated by reference to Annex C to Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 23, 2001.

5	Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5)

24	Power of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 18, 2002.

POLARIS INDUSTRIES INC

By: /s/ Thomas C. Tiller Thomas C. Tiller, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

W. Hall Wendel, Jr.	Chairman of the Board and Director	March 18, 2002

/s/ Thomas C. Tiller Thomas C. Tiller	Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2002

/s/ Michael W.Malone Michael W. Malone	Vice President - Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 18, 2002

* Andris A. Baltins	Director	March 18, 2002

* William E. Fruhan, Jr.	Director	March 18, 2002

* John R. Menard, Jr.	Director	March 18, 2002

* Robert S. Moe	Director	March 18, 2002

* Gregory R. Palen	Director	March 18, 2002

* R.M. (Mark) Schreck	Director	March 18, 2002

J. Richard Stonesifer	Director	March 18, 2002

* Richard A. Zona	Director	March 18, 2002

*By: /s/Thomas C. Tiller Thomas C. Tiller Attorney-in-Fact		March 18, 2002

Thomas C. Tiller, pursuant to a Power of Attorney executed by each of the directors listed above whose named is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this Registration Statement of Polaris Industries Inc., or any amendment thereto, on behalf of each of the directors named above.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Polaris Industries Inc. 1995 Stock Option Plan, as amended and restated, incorporated by reference to Annex B to Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 23, 2001.

4.2	Polaris Industries Inc. 1996 Restricted Stock Plan, as amended and restated, incorporated by reference to Annex C to Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 23, 2001.

5	Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5.1)

24	Power of Attorney